Exhibit 10.2
GREEN BRICK PARTNERS, INC.
2014 OMNIBUS EQUITY INCENTIVE PLAN
PERFORMANCE COMPENSATION AWARD AWARD AGREEMENT

This Performance Compensation Award Award Agreement (this “Agreement”), made as of [Insert Date], by and between Green Brick Partners, Inc., a Delaware corporation (the “Company”), and [Insert Participant’s Name] (the “Participant”), evidences the grant by the Company of a cash bonus opportunity designated as a Performance Compensation Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code to the Participant and the Participant’s acceptance of the Award in accordance with the provisions of the Company’s 2014 Omnibus Equity Incentive Plan (as it may be amended, the “Plan”).  Unless otherwise provided herein, all capitalized terms shall have the same meaning as set forth in the Plan.  The Company and the Participant agree as follows:

WHEREAS, [Insert Reference to Provision in Employment Agreement Regarding Annual Bonus Opportunity]; and

WHEREAS, the Committee has determined that [Insert Relevant Percentage] of the Annual Bonus opportunity for the [Insert Fiscal Year] fiscal year will be granted in the form of a Performance Compensation Award under the Plan.

1.             Award.

(a)            Subject to the terms and conditions set forth in the Plan and this Agreement, the Company hereby grants to the Participant this Performance Compensation Award which provides for the opportunity to receive an amount in cash as provided for herein.

(b)           This cash bonus opportunity is designated as a Performance Compensation Award under Section 11 of the Plan.  The Performance Period with respect to this Performance Compensation Award is [Insert Performance Period].

2.             Performance Criteria; Performance Goal; Performance Formula.

(a)           The Performance Criteria for purposes of this Performance Compensation Award is [Insert Relevant Performance Goal(s)], which is a Performance Goal under clause [Insert Relevant Clause] of the definition of Performance Goal under the Plan.

(b)           The Performance Formula for purposes of this Performance Compensation Award is as follows:

[Insert Relevant Performance Formula(e) and Payouts, including “Threshold Performance” and “Target Performance”]

3.             Certification/Negative Discretion.  Following the completion of the Performance Period, on the date that is two business days after the filing of the Company’s Annual Report on Form 10-K (“Form 10-K”) for the year ended [Insert Date] (such date, the “Certification Date”), the Committee shall review and certify in writing whether, and to what extent, the Performance Goals as set forth in Section 2 above for the Performance Period have been achieved and, if so, calculate and certify in writing that amount of this Performance Compensation Award (such amount, the “Bonus”) earned for the period based upon the Performance Formula.  The Committee shall then determine the amount actually payable under this Performance Compensation Award for the Performance Period based on the Bonus and, in doing so, may apply Negative Discretion (such resulting aggregate amount, if any, the “Actual Bonus Amount”). In determining the Actual Bonus Amount, the Committee may reduce or eliminate the amount of the Bonus earned under the Performance Formula as set forth in Section 2 above through the use of Negative Discretion if, in its sole judgment, such reduction or elimination is appropriate.  The Committee shall not have the discretion, except as otherwise provided for in the Plan, to (a) grant or provide payment in respect of the Performance Compensation Award for the Performance Period if the Performance Goals as set forth in Section 2 above for the Performance Period have not been attained or (b) increase the Performance Compensation Award above the applicable limitations set forth in Section 5 of the Plan.

4.            Payment of Award.  To the extent that the Committee determines that Threshold Performance or Target Performance has been attained in accordance with Section 2 above, subject to the Participant’s continued employment through and including the payment date, the Participant will be entitled to receive a lump sum cash payment equal to the Actual Bonus Amount.  The Actual Bonus Amount, if any, shall be paid within ten (10) business days following the filing of the Company’s [Insert Fiscal Year] Form 10-K.

5.             Tax Withholding. The Company shall have the right, and is hereby authorized, to withhold the amount of any applicable withholding taxes in respect of this Other Stock-Based Award.

6.             Nontransferability.  Except as otherwise provided in the Plan, this Performance Compensation Award may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or an Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

7.             Representations and Warranties of Participant.  The Participant represents and warrants to the Company that the Participant has received a copy of the Plan and has read and understands the terms of the Plan and this Agreement, and agrees to be bound by their terms and conditions.

8.             Governing Law; Modification.  This Agreement shall be governed by the laws of the State of Delaware without regard to the conflict of law principles.  The terms of this Agreement may not be modified or waived except in writing signed by both parties that expressly refers to the term being waived or modified.

9.             Plan.  The terms and provisions of the Plan are incorporated herein by this reference and the Participant hereby, acknowledges receiving the copy of the Plan.  Except as otherwise specifically provided herein, this Performance Compensation Award shall be subject to all of the terms of the Plan. If the provisions of this Agreement conflict with the discretionary terms of the Plan, the Agreement shall govern and control.

10.           Counterparts/Facsimile.  This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  Facsimile copies or other reproduction of the parties’ signatures shall have the same force and effect as original signatures.

[Signature Page Next]

IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date first above written.

GREEN BRICK PARTNERS, INC.

By:
Name:
Title:

PARTICIPANT

Name: [Insert Participant’s Name]